Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Care Capital Properties, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Care Capital Properties, Inc. to be filed with the Securities and Exchange Commission pertaining to the Care Capital Properties, Inc. 2015 Incentive Plan, the Care Capital Properties, Inc. Employee and Director Stock Purchase Plan, and the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan, of our report dated April 23, 2015 with respect to the Care Capital Properties, Inc.’s Predecessors combined consolidated balance sheets as of December 31, 2014, and 2013, and the related combined consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the financial statement Schedule III for the three year period ended December 31, 2014, and of our report dated April 23, 2015 with respect to the Care Capital Properties, Inc. balance sheet as of April 2, 2015, which reports appear in the Information Statement attached as Exhibit 99.1 to Amendment No. 3 to the Registration Statement on Form 10 filed by Care Capital Properties, Inc. with the Securities and Exchange Commission on July 30, 2015.

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Care Capital Properties, Inc. to be filed with the Securities and Exchange Commission pertaining to the Care Capital Properties, Inc. 2015 Incentive Plan, the Care Capital Properties, Inc. Employee and Director Stock Purchase Plan, and the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan, of our report dated April 23, 2015 with respect to the combined statement of revenue and certain expenses of the American Realty Capital Healthcare Trust Post-Acute Portfolio for the year ended December 31, 2014, which report appears in the Information Statement attached as Exhibit 99.1 to Amendment No. 3 to the Registration Statement on Form 10 filed by Care Capital Properties, Inc. with the Securities and Exchange Commission on July 30, 2015. Our report dated April 23, 2015 refers to the presentation of the combined statement of revenue and certain expenses for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the American Realty Capital Healthcare Trust Post-Acute Portfolio’s revenue and expenses.

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Care Capital Properties, Inc. to be filed with the Securities and Exchange Commission pertaining to the Care Capital Properties, Inc. 2015 Incentive Plan, the Care Capital Properties, Inc. Employee and Director Stock Purchase Plan, and the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan, of our report dated April 23, 2015 with respect to the combined statement of revenue of the Acquired Skilled Nursing Portfolio for the year ended December 31, 2014, which report appears in the Information Statement attached as Exhibit 99.1 to Amendment No. 3 to the Registration Statement on Form 10 filed by Care Capital Properties, Inc. with the Securities and Exchange Commission on July 30, 2015. Our report dated April 23, 2015 refers to the presentation of the combined statement of revenue for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the Acquired Skilled Nursing Portfolio’s revenue.

/s/ KPMG LLP

Chicago, Illinois
August 17, 2015